UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 16, 2012

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on May 16, 2012. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2013 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld
Avtar S. Dhillon	32,356,777	2,304,041
J. Joseph Kim	34,207,575	453,243
Simon X. Benito	29,815,309	4,845,509
Morton Collins	31,325,140	3,335,678
Adel A.F. Mahmoud	33,720,995	939,823

Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
80,020,450	1,088,147	1,425,017

Proposal 3: The approval of an amendment to the Company’s 2007 Omnibus Incentive Plan to increase the portion of the aggregate number of 9,860,662 shares of the Company’s common stock currently available for grant under the plan that the Company may issue as incentive stock options so that the maximum number of shares available for issuance as incentive stock options over the term of the plan may not exceed 9,860,662 shares.

For	Against	Abstain
26,774,226	7,590,892	295,700

The number of broker non-votes with respect to Proposal 3 was 47,870,445.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: May 17, 2012